Exhibit 99.1


                                                                           NEWS
--------------------------------------------------------------------------------
KeySpan Corporation                                        For Immediate Release

Contacts:         Investors                                     Media Relations
                  George Laskaris                               Ed Yutkowitz
                  718.403.2526                                  718.403.2523



              KeySpan's Strong 2nd Quarter Results Exceed Last Year
              -----------------------------------------------------

             Gas and Electric Businesses Drive Earnings Performance
             ------------------------------------------------------

Brooklyn, New York, August 5, 2004 - KeySpan Corporation (NYSE: KSE) announced strong second quarter results that significantly exceeded last year's results. Consolidated earnings, less preferred stock dividends, for the three months ended June 30, 2004 were $44.3 million or $0.28 per share as compared to $26.7 million or $0.17 per share for the same period last year. For the six month period ended June 30, 2004, KeySpan reported consolidated earnings of $290.5 million or $1.82 per share, compared to $249.5 million or $1.59 per share for the same period last year.

Results for 2004 exclude the impact of the following items recorded in the second quarter: the gains associated with the partial sale of the Company's ownership interest in KeySpan Canada, and the recently reported Houston Exploration transaction which reduced KeySpan's ownership interest from 55% to 23.5%; and a non-cash "ceiling test" writedown of the Company's investment in its remaining exploration and production subsidiaries. Results for 2003 exclude the gain associated with the initial sell-down of the Company's ownership interest in Houston Exploration and the loss associated with the Company's initial sell-down of its ownership interest in KeySpan Canada. The details of these items are presented in a table at the end of this release.

Including these items, second quarter 2004 results were $129.3 million or $0.81 per share, as compared to a loss of $7.4 million or $0.05 per share in the same period last year. Year-to-date 2004 results were $375.5 million or $2.35 per share, as compared to $234.4 million or $1.49 per share in the same period last year.

The solid performance of the gas distribution and electric services businesses continue to underpin these results. The improvement in the gas distribution business was largely driven by the impact of a 2003 rate increase awarded in KeySpan's New England territory as well as continued oil-to-gas conversions and new customer additions, which remained strong throughout the service territories. In the electric services segment, higher net energy margins were realized as a result of the new Ravenswood generating unit and warmer weather. Augmenting these two core businesses, KeySpan's energy investments segment benefited from both higher natural gas production and realized gas prices. In addition, Energy Services reduced its loss for the quarter compared to last year.

"These second quarter results continue to reflect the excellent growth potential of our core businesses and the execution of our focused core business strategy," said Robert B. Catell, Chairman and Chief Executive Officer. "In this context, the new Ravenswood unit has performed exceptionally while our gas business is on plan in new customer additions. We also continue to execute on our strategy of reducing our ownership interest in our non-core businesses and enhancing our financial position. In particular, I am pleased that KeySpan's transaction with Houston Exploration created a significant amount of additional value for shareholders of both companies."

Segment Highlights

The results from continuing operations for the second quarter of 2004 and 2003 are reported on an Operating Income basis as follows:


--------------------------------------------------------- ---------------- --------------- ---------------- ---------------
             Operating Income ($ millions)                 2nd Quarter      2nd Quarter       YTD 2004         YTD 2003
             -----------------------------                 ------------     ------------      --------         --------
                                                               2004             2003
--------------------------------------------------------- ---------------- --------------- ---------------- ---------------
Gas Distribution                                               35.1             31.6            414.7           396.6
--------------------------------------------------------- ---------------- --------------- ---------------- ---------------
Electric Services                                              67.9             52.1            115.1            91.7
--------------------------------------------------------- ---------------- --------------- ---------------- ---------------
Energy Investments
--------------------------------------------------------- ---------------- --------------- ---------------- ---------------
        E&P Operations                                         59.6             50.1            121.7           105.7
--------------------------------------------------------- ---------------- --------------- ---------------- ---------------
        E&P Ceiling Test Writedown                            (48.2)             -             (48.2)             -
--------------------------------------------------------- ---------------- --------------- ---------------- ---------------
             Net E&P                                           11.4            50.1             73.5            105.7
--------------------------------------------------------- ---------------- --------------- ---------------- ---------------
        Other Energy Investments                               5.5              9.1             18.4            19.2
--------------------------------------------------------- ---------------- --------------- ---------------- ---------------
    Subtotal Energy Investments                                16.9            59.2             91.9            124.9
--------------------------------------------------------- ---------------- --------------- ---------------- ---------------
Energy Services                                                (4.9)           (10.5)          (23.4)           (19.6)
--------------------------------------------------------- ---------------- --------------- ---------------- ---------------
Total Operating Segments                                       114.9           132.5            598.3           593.6
                                                               -----           -----            -----           -----
--------------------------------------------------------- ---------------- --------------- ---------------- ---------------
Other                                                           8.4             5.8             11.6             1.3
--------------------------------------------------------- ---------------- --------------- ---------------- ---------------
Total Operating Income                                         123.3           138.2            610.0           594.9
--------------------------------------------------------- ---------------- --------------- ---------------- ---------------

  Notes:

- Operating income represents 100% of KeySpan's gas exploration and production subsidiaries' results in 2004 for the five months ended May 31 and one month of equity earnings for KeySpan's 23.5% interest in Houston Exploration, as compared to 100% in 2003.

- Operating income in 2004 represents 100% of KeySpan's Canadian subsidiaries' results in 2004 for the three months ended March 31 and three months of equity earnings for KeySpan's 25% interest in its Canadian subsidiaries, as compared to 100% in 2003.


Key Operating Income Drivers by Segment

o Our Gas Distribution segment, which serves New York City, Long Island and New England, reported operating income of $35 million for the second quarter, an increase of 11% over the same period last year. Year-to-date results of approximately $415 million were up 5% over last year. These results benefited from the rate increase in the New England service territory and new load growth. During the first half of 2004, KeySpan completed more than 20,000 gas installations, consistent with plan, which should add approximately $20 million in new gross profit margin. For the first six months of 2004, the rate increase in KeySpan's New England territory contributed $20.7 million to net margins. Weather for the six months ended June 30, 2004 was approximately 7% warmer than last year.

o The Electric Services segment owns and operates generation in the New York City and Long Island "load pockets" and manages the Long Island Power Authority's transmission and distribution system under long-term contracts. Operating income of $67.9 million for the second quarter of 2004 was $16 million or 30% above last year, reflecting higher energy margins and capacity revenues due to the addition of 250MW of generating capacity at the Ravenswood facility and warmer weather.

o The Energy Investments segment contains the Company's gas exploration and production operations, including its 23.5% ownership of The Houston Exploration Company (NYSE: THX), its Canadian processing plants, pipelines and other investments. The exploration and production operations continue to perform well and realized an increase in income from operations of approximately $9 million to $59 million in the second quarter compared to last year, due to an 18% increase in both production volumes and average realized gas prices. These positive results were offset by the non-cash ceiling test charge of $48.2 million in KeySpan's remaining exploration and production subsidiaries to recognize the reduced valuation of proved reserves. Since Houston Exploration is now accounted for on the equity method of accounting, its reserves were not included in this ceiling test. In addition, Other Energy Investments' operating income decreased by $4 million substantially due to KeySpan's reduced ownership in KeySpan Canada.

o The Energy Services segment includes subsidiaries that provide energy-related services to customers in the Northeast through Home Energy Services and Business Solutions. This segment reported an operating loss of $4.9 million for the quarter, as compared to an operating loss of $10.5 in the prior year. Business Solutions reported an improved quarter, largely due to better business conditions, improved project profit margins and cost reduction measures. In addition, total backlog increased 35% to $635 million compared to $469 million last year, primarily due to recent project awards and the BR+A acquisition, completed in the third quarter of last year. These results continue to be below expectations, and the Company is continuing to evaluate this segment and the performance of its components and will take appropriate action.


Financial Update

The Company continued to strengthen its financial position through its excellent operational performance and the reduction of its ownership interest in non-core businesses. On April 1, 2004, KeySpan completed the sale of an additional 36% of its ownership interest in KeySpan Canada, reducing its holdings from 61% to 25%. KeySpan's interest was sold through a Canadian income trust and yielded net proceeds of approximately $135 million and an after-tax gain of $10 million or $0.06 per share. A subsequent acquisition by the Canadian income trust has further diluted KeySpan's current holdings to 17.4%.

In June 2004, KeySpan exchanged 10.8 million shares of Houston Exploration common stock for all the shares of Seneca-Upshur Petroleum, Inc. a wholly owned subsidiary of Houston Exploration. This transaction reduced the Company's interest from 55% to 23.5% and resulted in a gain to the Company of $150 million. Due to the reduction of ownership in both the Company's exploration & production and Canadian operations, these businesses will now be reported on the equity method of accounting rather than on a consolidated basis. Due to this change in accounting, a $44.1 million deferred tax provision was recorded in connection with KeySpan's remaining investment in Houston Exploration.

The Company also closed on the financing of the new Ravenswood unit by entering into a leveraged lease agreement. As part of this financing, KeySpan recorded a pre-tax gain of $12.6 million (or $0.05 per share after-tax), as other income on the settlement of the Treasury lock undertaken associated with this sale-leaseback transaction.

During the quarter, KeySpan also closed on a credit facility of $640 million for 5 years. This facility replaces an existing $450 million, 364-day facility which expired in June, and allowed the Company to reduce bank commitments by $190 million in its existing 3-year, $850 million facility due in June 2006. This new facility was provided by a syndicate of sixteen banks and was oversubscribed.

At the end of the second quarter, the Company's debt to total capitalization ratio, as calculated by the Company's credit facilities, improved to 52.7%, as compared to 56.1% at March 30, 2004. On a GAAP basis, the debt to total capitalization ratio was 56.7% at the end of the quarter, as compared to 59.8% at the end of the first quarter.

In addition, the Company announced its intention to redeem approximately $760 million of outstanding debt ahead of scheduled maturities, which will further improve our balance sheet.

The Company declared a quarterly common stock dividend of $0.445 per share, payable August 1, 2004, to shareholders of record as of July 16, 2004. This is the Company's 25th consecutive quarter of paying a dividend, and builds upon its long-standing commitment of dividend payments to its shareholders. The $1.78 per share annual dividend, supported by strong cash flows, provides a current yield to shareholders of approximately 5%.


2004 Earnings Outlook

KeySpan's 2004 earnings guidance remains at $2.55 to $2.75 per share, as announced in December 2003, despite the Company's reduced ownership in Houston Exploration. This guidance includes earnings from continuing core operations of approximately $2.20 to $2.30 per share, and from exploration and production operations of approximately $0.35 to $0.45 per share; excluding the special items affecting the exploration & production and Canada results. KeySpan's earnings forecasts may vary significantly during the year due to, among other things, changing energy market conditions and weather. The Company once again reaffirms its dividend at the current annual rate of $1.78 per share.

"We continue to focus on growing our core businesses, which are well-positioned within our Northeast footprint. Our gas conversion program is adding new customers and we are meeting the electric needs of both New York City and Long Island with our strategic generation portfolio. The new Ravenswood unit has successfully contributed to meeting the city's electric demands," said Mr. Catell. "We continue to strengthen our financial position as we continue to execute on exiting our non-core businesses, remaining fully committed to our `A' quality credit rating. Our 5% dividend yield and the growth in our core businesses will continue to provide the foundation for improving KeySpan's long-term shareholder value."

Below is a description of the special items discussed in this release, and their impact on consolidated earnings.

Impact of Special Items on Earnings
---------------------------------------------- ----------------------------------- -----------------------------------
Special Item                                            2nd Quarter 2004                    2nd Quarter 2003
---------------------------------------------- --------------- ------------------- --------------- -------------------
                                                 (millions)    Earnings per share   (millions)     Earnings per share

---------------------------------------------- --------------- ------------------- --------------- -------------------
Sale of THX (31%)                                 $ 150.1           $ 0.94                 -               -
---------------------------------------------- --------------- ------------------- --------------- -------------------
Deferred Tax Provision on Remaining THX           $(44.1)           $(0.28)                -               -
investment
---------------------------------------------- --------------- ------------------- --------------- -------------------
Sale of KeySpan Canada (36% / 39%)                $ 10.1            $ 0.06              $(34.1)         $(0.22)
---------------------------------------------- --------------- ------------------- --------------- -------------------
Ceiling Test Writedown in E&P                     $(31.1)           $(0.19)              -                 -
---------------------------------------------- --------------- ------------------- --------------- -------------------
Total for the 2nd Quarter                         $ 85.0            $ 0.53              $(34.1)         $(0.22)
----------------------------------------------------------------------------------------------------------------------

---------------------------------------------- ----------------------------------- -----------------------------------
                                               1st Quarter 2004                    1st Quarter 2003
---------------------------------------------- --------------- ------------------- --------------- -------------------
Sale of THX (10%)                                    -                 -                $ 19.0          $ 0.12
----------------------------------------------------------------------------------------------------------------------

---------------------------------------------- --------------- ------------------- --------------- -------------------
Total Year-to-Date                                $ 85.0            $ 0.53              $(15.1)         $(0.10)
---------------------------------------------- --------------- ------------------- --------------- -------------------

----------------------------------------------------------------------------------------------------------------------

Investors are invited to listen to the KeySpan Corporation 2004 Second Quarter Conference Call on:

Thursday, August 5, 2004, at 10:30 AM (EST)


Dial-In Number: (888) 552-7850
International Dial-In Number: (706) 645-9166

Replay will begin two hours after the call until 8/10/04
Replay Number: 800-642-1687
International Replay Number: (706) 645-9291
Access Code: 8237080


Audio webcast available at http://investor.keyspanenergy.com
--------------------------------------------------------------------------------
A member of the Standard & Poor's 500 Index, KeySpan Corporation (NYSE:KSE) is the fifth largest distributor of natural gas in the United States and the largest in the Northeast, operating regulated gas utilities in New York, Massachusetts and New Hampshire, serving 2.5 million customers. These customer-focused businesses are complemented by a portfolio of service companies which offer energy-related products, services and solutions to homes and businesses. KeySpan is also the largest electric generator in New York State. We own approximately 6,600 megawatts of generating capacity, providing power to 1.1 million customers of the Long Island Power Authority on Long Island and supplying approximately 25 percent of New York City's capacity needs. In addition to these assets, KeySpan has strategic investments in natural gas exploration, production, pipeline transportation, distribution and storage, and Canadian gas processing. KeySpan has headquarters in Brooklyn, New England and Long Island. For more information, visit KeySpan's web site at www.keyspanenergy.com.

Certain  statements  contained  herein  are  forward-looking  statements,  which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. There are possible developments that could cause our actual results to differ materially from those forecasted or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and costs of fuel; volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity; potential write-down of our investment in natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery and impact rate structure; our ability to successfully reduce our cost structures; implementation of new accounting standards; the degree to which we develop unregulated business ventures, as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports and other documents filed by us with the Securities and Exchange Commission.

                               KeySpan Corporation
                        Consolidated Summary of Earnings
               (In Thousands of Dollars, Except Per Share Amounts)

------------------------------------------------------------------------------------------------------------------------------
                                                        Three Months Ended June 30                Six Months Ended June 30
                                                         2004                 2003                2004                2003
------------------------------------------------------------------------------------------------------------------------------
Revenues
Gas Distribution                                        $ 676,363          $ 732,036          $ 2,604,142         $ 2,564,737
Electric Services                                         433,763            392,345              792,899             790,045
Energy Services                                           129,877            132,268              258,936             261,333
Gas Exploration and Production                            118,926            122,875              271,345             250,722
Energy Investments                                          6,842             28,628               34,022              53,840
------------------------------------------------------------------------------------------------------------------------------
Total Revenues                                          1,365,771          1,408,152            3,961,344           3,920,677
------------------------------------------------------------------------------------------------------------------------------
Operating Expenses
Purchased gas for resale                                  363,130            424,300            1,589,703           1,620,465
Fuel and purchased power                                  130,347            102,476              231,959             199,998
Operations and maintenance                                477,511            509,636              969,977           1,007,825
Depreciation, depletion and amortization                  189,403            142,290              361,088             287,261
Operating taxes                                            90,484             95,251              212,763             219,964
------------------------------------------------------------------------------------------------------------------------------
Total Operating Expenses                                1,250,875          1,273,953            3,365,490           3,335,513
------------------------------------------------------------------------------------------------------------------------------
Income from Equity Investments                              8,416              4,030               14,133               9,759
------------------------------------------------------------------------------------------------------------------------------
Operating Income                                          123,312            138,229              609,986             594,923
------------------------------------------------------------------------------------------------------------------------------
Other Income and (Deductions)
Interest Charges                                          (88,475)           (79,198)            (172,540)           (148,137)
Minority interest                                         (16,661)           (13,000)             (36,954)            (30,358)
Gain (Loss) on sale of subsidiary stock                   172,894            (30,345)             172,894             (11,325)
Cost of debt redemption                                         0             (5,900)                   0             (24,094)
Other                                                      19,382               (246)              22,143              14,455
------------------------------------------------------------------------------------------------------------------------------
Total Other Income (Deductions)                            87,140           (128,689)             (14,457)           (199,459)
------------------------------------------------------------------------------------------------------------------------------
Income Taxes
     Current                                                8,364              4,017              163,503             133,592
     Deferred                                              71,351             11,461               53,592              24,719
------------------------------------------------------------------------------------------------------------------------------
Total Income Taxes                                         79,715             15,478              217,095             158,311
------------------------------------------------------------------------------------------------------------------------------
Earnings (Loss) before Change in
    Accounting Principle                                  130,737             (5,938)             378,434             237,153
Cumulative Effect of Change
       in Accounting Principle                                  -                  -                    -                 174
------------------------------------------------------------------------------------------------------------------------------
Net Income (Loss)                                         130,737             (5,938)             378,434             237,327
Preferred Stock Dividends                                   1,459              1,461                2,920               2,922
------------------------------------------------------------------------------------------------------------------------------
Earnings (Loss) for Common Stock                        $ 129,278        ($    7,399)           $ 375,514           $ 234,405
------------------------------------------------------------------------------------------------------------------------------
Basic Earnings Per Share:
   Befor Change in Accounting Principle, less
         Preferred Stock Dividends                          $0.81             ($0.05)                2.35                1.49
   Change in Accounting Principle                               -                      -                -                   -
------------------------------------------------------------------------------------------------------------------------------
Basic Earnings Per Share                                    $0.81             ($0.05)                2.35                1.49
------------------------------------------------------------------------------------------------------------------------------
Diluted Earnings Per Share:
   Before Change in Accounting Principle, less
         Preferred Stock Dividends                          $0.80             ($0.05)                2.33                1.48
   Change in Accounting Principle                               -                  -                    -                   -
------------------------------------------------------------------------------------------------------------------------------
Diluted Earnings Per Share                                  $0.80             ($0.05)                2.33                1.48
------------------------------------------------------------------------------------------------------------------------------
Average Shares Outstanding (000)
     Basic                                                160,167            157,943              160,030             157,414
     Diluted                                              161,433            158,757              161,256             158,464

                               Segment Information
                         Six Months Ended June 30, 2004
                            (In Thousands of Dollars)

                                                    Energy Investments
                                                  -----------------------------
                                                                                             Total
                             Gas        Electric  Gas Exploration   Other        Energy      Operating     Reconcil-
                         Distribution   Services   & Production     Investments  Services    Segments       liations        Total
------------------------------------------------------------------------------------------------------------------------------------
 Unaffiliated Revenues     2,604,142    792,899       271,345         34,022      258,936     3,961,344            -      3,961,344
 Intersegment Revenues             -          -             -          2,543        7,583        10,126      (10,126)             -
                         -----------------------------------------------------------------------------------------------------------
                           2,604,142    792,899       271,345         36,565      266,519     3,971,470      (10,126)     3,961,344
                         -----------------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas             1,589,703          -             -              -            -     1,589,703            -      1,589,703

 Purchased Fuel                    -    231,707             -            237            -       231,944           15        231,959

 Operations and
   Maintenance               340,541    319,256        40,006         22,315      283,931     1,006,049      (36,071)       969,978

 Depreciation, Depletion
  and Amortization           143,750     43,965       154,649          5,846        4,945       353,155        7,933        361,088

 Operating Taxes             115,431     82,860         5,739          1,353        1,023       206,406        6,357        212,763

                         -----------------------------------------------------------------------------------------------------------
 Total  Operating
  Expenses                 2,189,424    677,788       200,394         29,751      289,899     3,387,256      (21,766)     3,365,490
                         -----------------------------------------------------------------------------------------------------------

 Income From Equity
   Investments                     -          -         2,545         11,588            -        14,133            -         14,133

                         -----------------------------------------------------------------------------------------------------------
 Operating Income            414,717    115,111        73,496         18,402      (23,380)      598,346       11,640        609,986
                         ===========================================================================================================

                               Segment Information
                         Six Months Ended June 30, 2003
                            (In Thousands of Dollars)

                                                          Energy Investments
                                                     --------------------------
                                                          Gas
                                 Gas         Electric  Exploration      Other       Energy    Total Operating   Reconcil-
                             Distribution    Services  & Production   Investments  Services       Segments      liations     Total
------------------------------------------------------------------------------------------------------------------------------------
 Unaffiliated Revenues          2,564,737     790,045    250,722       53,840      261,333      3,920,677            -   3,920,677
 Intersegment Revenues                  -          51          -        2,504        2,968          5,523       (5,523)          -
                             -------------------------------------------------------------------------------------------------------
                                2,564,737     790,096    250,722       56,344      264,301      3,926,200       (5,523)  3,920,677
                             -------------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                  1,571,616      48,849          -            -            -      1,620,465            -   1,620,465

 Purchased Fuel                         -     199,747          -          251            -        199,998            -     199,998

 Operations and Maintenance       329,213     344,195     39,595       36,034      278,768      1,027,805      (19,980)  1,007,825

 Depreciation, Depletion
  and Amortization                137,009      32,808     96,918        9,040        4,476        280,251        7,010     287,261

 Operating Taxes                  130,345      72,753      8,471        1,472          642        213,683        6,281     219,964

                             -------------------------------------------------------------------------------------------------------
 Total  Operating
  Expenses                      2,168,183     698,352    144,984       46,797      283,886      3,342,202       (6,689)  3,335,513
                             -------------------------------------------------------------------------------------------------------

 Income From Equity
  Investments                           -           -          -        9,651            -          9,651          108       9,759

                             -------------------------------------------------------------------------------------------------------
 Operating Income                 396,554      91,744    105,738       19,198      (19,585)       593,649        1,274     594,923
                             =======================================================================================================

                               Segment Information
                        Three Months Ended June 30, 2004
                            (In Thousands of Dollars)


                                                            Energy Investments
                                                    ----------------------------
                                                        Gas                                       Total
                            Gas         Electric    Exploration        Other        Energy      Operating   Reconcil-
                         Distribution   Services    & Production     Investments    Services    Segments    liations        Total
------------------------------------------------------------------------------------------------------------------------------------
 Unaffiliated Revenues      676,363       433,763     118,926        6,842         129,877     1,365,771                  1,365,771
 Intersegment Revenues            -             -           -        1,278           4,147         5,425     (5,425)              -
                         -----------------------------------------------------------------------------------------------------------
                            676,363       433,763     118,926        8,120         134,024     1,371,196     (5,425)      1,365,771
                         -----------------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas              363,130             -           -            -               -       363,130          -         363,130

 Purchased Fuel                   -       130,218           -          114               -       130,332         15         130,347

 Operations and
  Maintenance               168,141       172,071      14,855        6,927         135,848       497,842    (20,331)        477,511

 Depreciation, Depletion
  and Amortization           66,810        22,359      92,728          865           2,460       185,222      4,181         189,403

 Operating Taxes             43,217        41,203       2,500          605             622        88,147      2,337          90,484

                         -----------------------------------------------------------------------------------------------------------
 Total Operating Expenses   641,298       365,851     110,083        8,511         138,930     1,264,673    (13,798)      1,250,875
                         -----------------------------------------------------------------------------------------------------------

 Income From Equity
  Investments                     -             -       2,545        5,871               -         8,416          -           8,416

                         -----------------------------------------------------------------------------------------------------------
 Operating Income            35,065        67,912      11,388        5,480          (4,906)      114,939      8,373         123,312
                         ===========================================================================================================

                               Segment Information
                        Three Months Ended June 30, 2003
                            (In Thousands of Dollars)



                                                         Energy Investments
                                                      -------------------------
                                                           Gas                                  Total
                               Gas          Electric   Exploration     Other       Energy     Operating    Reconcil-
                            Distribution    Services   & Production  Investments  Services     Segments    liations        Total
------------------------------------------------------------------------------------------------------------------------------------
 Unaffiliated Revenues          732,036      392,345       122,875      28,628     132,268     1,408,152                 1,408,152
 Intersegment Revenues                            26                     1,252       1,542         2,820     (2,820)             -
                            --------------------------------------------------------------------------------------------------------
                                732,036      392,371       122,875      29,880     133,810     1,410,972     (2,820)     1,408,152
                            --------------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                  417,484        6,816             -           -           -       424,300          -        424,300

 Purchased Fuel                       -      102,359             -         117           -       102,476          -        102,476

 Operations and Maintenance     163,124      179,794        19,489      19,390     141,590       523,387    (13,751)       509,636

 Depreciation, Depletion
  and Amortization               66,192       16,188        49,475       4,569       2,362       138,786      3,504        142,290

 Operating Taxes                 53,620       35,114         3,763         724         321        93,542      1,709         95,251

                            --------------------------------------------------------------------------------------------------------
 Total  Operating
  Expenses                      700,420      340,271        72,727      24,800     144,273     1,282,491     (8,537)     1,273,953
                            --------------------------------------------------------------------------------------------------------

 Income From Equity
  Investments                         -            -             -       3,994           -         3,994         36          4,030

                            --------------------------------------------------------------------------------------------------------
 Operating Income                31,616       52,100        50,148       9,074     (10,463)      132,475      5,753        138,229
                            ========================================================================================================